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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation by reference in this registration statement of our report dated April 3, 2000 (except with respect to the matters discussed in Note 23, as to which the date is March 16, 2001) and to all references to our Firm included or made as part of this registration statement.


                                                             /s/ Arthur Andersen
                                                                 ARTHUR ANDERSEN
                                                           CHARTERED ACCOUNTANTS

London, England

6 July 2001